Pilgrim’s Pride Reports Q1 Net Sales of $3.07 Billion, Operating Income of $84 Million and GAAP EPS of $0.27

GREELEY, Colo., April 29, 2020 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports first quarter 2020 financial results.

First Quarter Highlights
•Net Sales of $3.07 billion.
•Net GAAP Income of $67.3 million, including one-time $0.09 per share gain on case settlement.
•Operating Income margins of 4.4% in U.S., -7.3% in Mexico and 2.8% in Europe operations, respectively.
•Adjusted EBITDA of $165.5 million, or a 5.4% margin.
•Strong focus in execution and dedication by our team members, combined with portfolio strategy of differentiated products, strong Key Customer relationships, and diversified global footprint reducing volatility of specific market conditions, especially under unprecedented Covid-19 impact at end of first quarter.
•U.S. continues to improve our relative performance versus the industry across all business units, supported by our business model and agility in changing mix.
•Mexico experiencing weak macro conditions persisting longer than expected, partially offset by growth in Prepared Foods.
•Operating results from legacy European business (Moy Park) at strong levels with increasing operational efficiencies and input cost mitigation. Newly acquired operations continue to generate positive EBITDA, and remain on track to achieve performance comparable to leading companies with similar portfolio in next few years.
•Our liquidity position remains strong, supported by our emphasis on cash flow generation, focus on working capital management, and disciplined investments in high-return projects, preserving the opportunity to maintain strategic priorities to continue strengthening our differentiated global platforms.

Unaudited (2)	Three Months Ended
	March 29, 2020	March 31, 2019	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$3,074.9	$2,724.7	+12.9%
U.S. GAAP EPS	$0.27	$0.34	(20.6)%
Operating income	$84.4	$137.0	(38.4)%
Adjusted EBITDA(1)	$165.5	$204.4	(19.0)%
Adjusted EBITDA margin(1)	5.4%	7.5%	-2.1 pts
(1)  Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
(2)  Comparisons include Tulip from 10/15/19 forward.

“We are grateful to our team members for their commitment, dedication, and continued hard work, in supporting our ability to keep our team members safe and healthy, while maintaining production and supply to our customers during this unprecedented crisis. Despite the volatile and challenging markets in Q1, in part due to Covid-19, our strategy has continued to achieve solid results in relative performance to industry competition, and deliver more resilient performance regardless of changes in specific market conditions. Operating results in Europe significantly improved but were more than offset by difficult market dynamics in the U.S. and Mexico. In spite of the difficult global macro conditions, our results have remained well-balanced, and are the result of our vision to become the best and most respected company, creating the opportunity of a better future for our team members. To support our vision, we are continuing our strategy of developing a unique portfolio of diverse, complementary business models, continuing to relentlessly pursue operational excellence, becoming a more valued partner with Key Customers, and creating an environment for safe people, safe products and healthy attitudes,” stated Jayson Penn, Chief Executive Officer of Pilgrim's.

“In the U.S., the market tracked normal seasonality initially during Q1 before wider implementations of travel and movement restrictions due to Covid-19 disrupted retail and foodservice channel demand. The large bird deboning market was especially volatile during the quarter and remained challenging compared to 2019. Operationally however, we continue to improve our relative performance versus the industry across all our business units, including large bird deboning. We also adapted quickly to the change in channel demand by shifting the mix of our production capabilities, supported by our close partnerships with Key Customers, strong focus in execution by our team members, the geographical diversity of our footprint, and our presence across all bird size categories.”

“Market environment in Mexico during Q1 was difficult as weak macro conditions persisted longer than expected, contributing to uncertainties in consumer spending. Prices, especially in the traditional markets, were below seasonal expectations before rebounding to reach normal levels by the end of the quarter. Our increased share of non-commodity products, strong execution, and growth in Prepared Foods, have helped to partially offset the weakness.”

“The legacy European operations once again delivered robust results in Q1, maintaining the trend achieved in the last three quarters of 2019. We generated revenue that was in-line with last year while operating income significantly improved year on year, and was 8% higher than the previous quarter. Our newly acquired European operations also performed well and continued to generate positive EBITDA. The increase in performance was driven by robust demand at retail, partially offset by a reduction in foodservice, continuing strength in pork exports especially to China, as well as the initial implementations of operational improvements.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, April 30, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc200430.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through July 30, 2020.

About Pilgrim’s Pride

Pilgrim’s employs approximately 58,600 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Dunham Winoto
Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 29, 2020	December 29, 2019
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$511,183	$260,568
Restricted cash and cash equivalents	25,234	20,009
Trade accounts and other receivables, less allowance for doubtful accounts	754,246	741,281
Accounts receivable from related parties	743	944
Inventories	1,362,358	1,383,535
Income taxes receivable	53,495	60,204
Prepaid expenses and other current assets	152,920	131,695
Total current assets	2,860,179	2,598,236
Deferred tax assets	4,443	4,426
Other long-lived assets	34,511	36,325
Identified intangible assets, net	286,606	301,513
Goodwill	568,183	596,053
Operating lease assets, net	935,266	973,750
Property, plant and equipment, net	2,562,794	2,592,061
Total assets	$7,251,982	$7,102,364

Accounts payable	$915,663	$993,780
Accounts payable to related parties	7,998	3,819
Revenue contract liability	32,084	41,770
Accrued expenses and other current liabilities	532,509	575,319
Income taxes payable	1,951	7,075
Current maturities of long-term debt	25,877	26,392
Total current liabilities	1,516,082	1,648,155
Noncurrent operating lease liability, less current maturities	219,860	235,382
Long-term debt, less current maturities	2,620,907	2,276,029
Noncurrent income taxes payable	7,731	7,731
Deferred tax liabilities	309,471	301,907
Other long-term liabilities	101,440	97,100
Total liabilities	4,775,491	4,566,304
Common stock	2,612	2,611
Treasury stock	(262,798)	(234,892)
Additional paid-in capital	1,955,936	1,955,261
Retained earnings	945,080	877,812
Accumulated other comprehensive loss	(174,917)	(75,129)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,465,913	2,525,663
Noncontrolling interest	10,578	10,397
Total stockholders’ equity	2,476,491	2,536,060
Total liabilities and stockholders’ equity	$7,251,982	$7,102,364

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 29, 2020	March 31, 2019
	(In thousands, except per share data)
Net sales	$3,074,928	$2,724,675
Cost of sales	2,897,829	2,505,736
Gross profit	177,099	218,939
Selling, general and administrative expense	92,713	81,924
Administrative restructuring activity	—	(27)
Operating income	84,386	137,042
Interest expense, net of capitalized interest	32,688	33,562
Interest income	(1,690)	(3,340)
Foreign currency transaction losses (gains)	(18,385)	2,636
Miscellaneous, net	(34,188)	(357)
Income before income taxes	105,961	104,541
Income tax expense	38,512	20,416
Net income	67,449	84,125
Less: Net income (loss) attributable to noncontrolling interests	181	114
Net income attributable to Pilgrim’s Pride Corporation	$67,268	$84,011

Weighted average shares of common stock outstanding:
Basic	249,347	249,167
Effect of dilutive common stock equivalents	275	390
Diluted	249,622	249,557

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.27	$0.34
Diluted	$0.27	$0.34

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 29, 2020	March 31, 2019
	(In thousands)
Cash flows from operating activities:
Net income	$67,449	$84,125
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	79,773	67,182
Deferred income tax expense (benefit)	17,023	(4,089)
Negative adjustment to previously recognized gain on bargain purchase	1,740	—
Loan cost amortization	1,212	1,201
Share-based compensation	676	1,882
Gain on property disposals	(521)	(108)
Loss (gain) on equity-method investments	309	(16)
Accretion of discount related to Senior Notes	246	246
Amortization of premium related to Senior Notes	(167)	(167)
Foreign currency transaction loss (gain) related to borrowing arrangements	—	(1,034)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(26,296)	2,381
Inventories	9,333	(1,368)
Prepaid expenses and other current assets	(22,419)	(11,479)
Accounts payable, accrued expenses and other current liabilities	(108,004)	(21,968)
Income taxes	(16)	6,579
Long-term pension and other postretirement obligations	(6,282)	(1,315)
Other operating assets and liabilities	7,008	(1,683)
Cash provided by operating activities	21,064	120,369
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(77,168)	(87,941)
Business acquisition	(1,740)	—
Proceeds from property disposals	632	539
Cash used in investing activities	(78,276)	(87,402)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	356,547	67,193
Purchase of common stock under share repurchase program	(27,906)	—
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(13,396)	(62,293)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	—	(525)
Payment of capitalized loan costs	—	(458)
Cash provided by (used in) financing activities	315,245	3,917
Effect of exchange rate changes on cash and cash equivalents	(2,193)	429
Increase (decrease) in cash, cash equivalents and restricted cash	255,840	37,313
Cash, cash equivalents and restricted cash, beginning of period	280,577	361,578
Cash, cash equivalents and restricted cash, end of period	$536,417	$398,891

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) income (loss) attributable to noncontrolling interests, (2) charges or income from restructuring activities, (3) reorganization items, (4) transaction costs related to acquisitions, (5) gain on bargain purchase and (6) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Three Months Ended
	March 29, 2020	March 31, 2019
	(In thousands)
Net income	$67,449	$84,125
Add:
Interest expense, net	30,998	30,222
Income tax expense	38,512	20,416
Depreciation and amortization	79,773	67,182
EBITDA	216,732	201,945
Add:
Foreign currency transaction losses (gains)	(18,385)	2,636
Transaction costs related to acquisitions	215	—
Restructuring activity	—	(27)
Minus:
Negative adjustment to previously recognized gain on bargain purchase	(1,740)	—
Shareholder litigation settlement	34,643	—
Net income attributable to noncontrolling interest	181	114
Adjusted EBITDA	$165,478	$204,440

The summary unaudited consolidated income statement data for the twelve months ended March 29, 2020 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the three months ended March 31, 2019 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 29, 2019 and (2) the applicable audited consolidated income statement data for the three months ended March 29, 2020.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Three Months Ended				LTM Ended
	June 30, 2019	September 29, 2019	December 29, 2019	March 29, 2020	March 29, 2020
	(In thousands)
Net income	$170,080	$110,096	$92,235	$67,449	$439,860
Add:
Interest expense, net	30,150	27,330	30,650	30,998	119,128
Income tax expense	75,547	46,365	18,681	38,512	179,105
Depreciation and amortization	71,348	71,851	76,849	79,773	299,821
EBITDA	347,125	255,642	218,415	216,732	1,037,914
Add:
Foreign currency transaction losses (gains)	2,260	3,027	(1,006)	(18,385)	(14,104)
Transaction costs related to acquisitions	—	63	1,239	215	1,517
Restructuring activity	(43)	(20)	6	—	(57)
Minus:
Gain on bargain purchase	—	—	56,880	(1,740)	55,140
Shareholder litigation settlement	—	—	—	34,643	34,643
Net income attributable to noncontrolling interest	12	331	155	181	679
Adjusted EBITDA	$349,330	$258,381	$161,619	$165,478	$934,808

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Three Months Ended		Three Months Ended
	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019
	(In thousands)
Net income	$67,449	$84,125	2.19%	3.09%
Add:
Interest expense, net	30,998	30,222	1.01%	1.11%
Income tax expense	38,512	20,416	1.25%	0.75%
Depreciation and amortization	79,773	67,182	2.59%	2.47%
EBITDA	216,732	201,945	7.05%	7.41%
Add:
Foreign currency transaction losses (gains)	(18,385)	2,636	(0.59)%	0.10%
Acquisition charges	215	—	0.01%	—%
Shareholder litigation settlement		—	—%	—%
Restructuring activity	—	(27)	—%	—%
Minus:
Negative adjustment to previously recognized gain on bargain purchase	(1,740)	—	(0.06)%	—%
Shareholder litigation settlement	34,643	—	1.13%	—%
Net income (loss) attributable to noncontrolling interest	181	114	0.01%	—%
Adjusted EBITDA	$165,478	$204,440	5.38%	7.50%

Net sales	$3,074,928	$2,724,675

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

(Unaudited)	Three Months Ended
	March 29, 2020	March 31, 2019
	(In thousands)
Sources of net sales by geographic region of origin:
US	$1,926,880	$1,883,591
Europe	822,262	514,962
Mexico	325,786	326,122
Total net sales	$3,074,928	$2,724,675

Sources of cost of sales by geographic region of origin:
US	$1,788,777	$1,713,419
Europe	770,134	485,378
Mexico	338,942	306,963
Elimination	(24)	(24)
Total cost of sales	$2,897,829	$2,505,736

Sources of gross profit by geographic region of origin:
US	$138,103	$170,172
Europe	52,128	29,584
Mexico	(13,156)	19,159
Elimination	24	24
Total gross profit	$177,099	$218,939

Sources of operating income by geographic region of origin:
US	$85,052	$114,840
Europe	23,190	12,714
Mexico	(23,880)	9,464
Elimination	24	24
Total operating income	$84,386	$137,042